UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2021, Veracyte, Inc. (the “Company”) announced that it appointed Rebecca Chambers, 43, as Chief Financial Officer, effective as of July 19, 2021 (the “Appointment Date”).

Prior to her appointment, Ms. Chambers served as Chief Financial Officer of Outset Medical, Inc., a medical technology company, from June 2019 to July 2021. Prior to that, Ms. Chambers served in a number of roles at Illumina, Inc., a genetic tools company, including as the Vice President, Financial Planning and Analysis from July 2017 to May 2019, as Vice President, Investor Relations and Treasury from April 2015 to June 2017, and as Senior Director, Investor Relations from October 2012 to April 2015. Previously, Ms. Chambers served as Head of Investor Relations and Corporate Communications at Myriad Genetics, Inc., a molecular diagnostic company, from January 2011 to October 2012, and Senior Manager, Investor Relations at Life Technologies, Inc., a biotechnology company, from May 2009 to December 2010. She also previously held positions with Bank of America, a financial services company, and Millennium Pharmaceuticals, a biopharmaceutical company. Ms. Chambers also currently serves on the board of Inari Medical, Inc., a medical device company focused on venous diseases. Ms. Chambers holds a B.S. from John Carroll University and an M.B.A. from The S.C. Johnson Graduate School of Management, Cornell University.

In connection with Ms. Chambers’ appointment, on July 12, 2021, the Company also announced that Jane Alley, Acting Chief Financial Officer, would be resigning from her position as Acting Chief Financial Officer, effective as of July 19, 2021. Ms. Alley will continue to serve as the Company’s Vice President, Corporate Controller and Principal Accounting Officer.

In connection with Ms. Chambers’ appointment as Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company (the “Board”) approved the Company’s entry into a letter agreement (the “Letter Agreement”) with Ms. Chambers, which includes the following terms: (i) an initial annual base salary of $450,000 per year (the “Base Salary”), (ii) a sign-on bonus of $100,000, (iii) an annual discretionary bonus of up to 55% of Ms. Chambers’ Base Salary, (iv) an option to purchase 67,000 shares of the Company’s common stock (“Common Stock”) vesting as to 1/4th of such shares on the one-year anniversary of the Appointment Date, and then in equal monthly installments over the following 36 months, so long as Ms. Chambers continues to provides services to the Company through such vesting dates, (v) a restricted stock unit (the “RSU Award”) representing the opportunity to receive an aggregate of 34,000 shares of Common Stock, with the shares underlying the RSU Award vesting as to 1/4th of such shares on September 2, 2022, and then in equal quarterly installments over the following 12 quarters, so long as Ms. Chambers continues to provides services to the Company through such vesting dates, and (vi) a performance-based restricted stock unit (the “PSU Award”) representing the opportunity to receive up to 13,600 shares of Common Stock, vesting as to 1/3rd of the shares covered by such PSU Award upon the Board’s determination that the Company achieved certain performance metrics for the year ending December 31, 2022, and as to 2/3rds of the shares covered by such PSU Award upon the Board’s determination that the Company achieved certain performance metrics for the year ending December 31, 2023, on the same terms and conditions as performance-based restricted stock units granted to the Company’s other executive officers in February 2021, and so long as Ms. Chambers continues to provides services to the Company through such vesting dates.

In addition, Ms. Chambers will enter into a Change of Control and Severance Agreement (the “Change of Control Agreement”) with the Company, which will be effective as of the Appointment Date. The Change of Control Agreement entitles Ms. Chambers to certain severance payments and other benefits if her employment is terminated by the Company without “cause,” or upon her resignation for “good reason,” each as defined in the Change of Control Agreement. Upon any such termination of Ms. Chambers’ employment not related to a Change Of Control (as defined in the Change of Control Agreement), she would be entitled to receive: a severance payment equal to 50% of her then-current base salary; and reimbursement for any COBRA coverage elected by Ms. Chambers for herself and her covered dependents through the earlier of (i) six months following such termination and (ii) the date Ms. Chambers and her covered dependents become eligible for coverage under another employer’s plans. If Ms. Chambers’ termination without “cause” or resignation for “good reason” occurs between two months prior to and 12 months following a Change of Control of the Company, then she would be entitled to receive: a severance payment equal to 150% of her then-current base salary; a bonus payment equal to 150% of the greater of: (A) the greater of (x) Ms. Chambers’ target bonus for the fiscal year in which the Change of Control occurs or (y) Ms. Chambers’

target bonus as in effect for the fiscal year in which the termination of her employment occurs, or (B) Ms. Chambers’ actual bonus for performance during the calendar year prior to the calendar year during which the termination of employment occurs; reimbursement for any COBRA coverage elected by Ms. Chambers for herself and her covered dependents through the earlier of (i) 18 months following such termination and (ii) the date Ms. Chambers and her covered dependents become eligible for coverage under another employer’s plans; and 100% vesting acceleration of then-unvested and outstanding equity awards, provided that for any then-unvested and outstanding performance-based equity awards, any applicable performance criteria will be deemed achieved at the target level unless otherwise set forth in the applicable award agreement.

In connection with her appointment as Chief Financial Officer, Ms. Chambers will enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on October 7, 2013 (File No. 333-191282).
The foregoing summaries of the Letter Agreement and Change of Control Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the Letter Agreement and the Change of Control Agreement, respectively, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2021.

There is no arrangement or understanding between Ms. Chambers and any other person pursuant to which she was selected as an officer of the Company, and there are no family relationships between Ms. Chambers and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Chambers has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Veracyte, Inc. dated July 12, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 12, 2021

VERACYTE, INC.

		By:	/s/ Marc Stapley
		Name:	Marc Stapley
		Title:	Chief Executive Officer